UNITED STATES

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CenterPoint Energy / Vectren Merger – Frequently Asked Questions

On Monday, April 23, 2018, CenterPoint Energy (CenterPoint) and Vectren Corporation (Vectren) announced that the Boards of Directors of both companies have unanimously approved and the parties have entered into a definitive agreement for Vectren to combine with CenterPoint through an acquisition by CenterPoint. The agreement and terms must be approved by multiple parties before the transaction can be finalized. This process will take several months with a target to finalize in the first quarter of 2019.

Below please find a list of frequently asked questions to help answer any questions you may have regarding this transaction and what it means to you. This document will be updated weekly if new questions and answers materialize. To submit a new question, please email FAQ@vectren.com.

Questions about the sale agreement and integration process

1. Why did Vectren agree to this strategic combination?

Our robust plan for long-term growth has allowed us the opportunity to proactively select a partner rather than be in a position where choices are limited (or nonexistent). We constantly evaluate Vectren’s strategic growth plan in comparison to our peer utilities, and we believe we have a long-term growth strategy that is among the top. However, consolidation has dominated the energy industry, Vectren is a very unique size.

It’s important to note that at the time of the Vectren merger in 2000 – there were roughly 130 domestic energy companies. Today, given announced transactions, there soon will be less than 50 and of those, 30 are larger than Vectren. Of those 30 utilities, nearly 90% are more than twice our size. After combining with CenterPoint, we should be in the top 20 of the largest utilities in the U.S. and more importantly, the 3rd largest natural gas distribution company with 4.5 million natural gas customers served.

We have found the right partner in CenterPoint. They are a well-run company that has demonstrated the values and commitment to customers and communities that Vectren has long taken to heart. We are confident that together we can be a stronger, more competitive company that will be well-positioned to provide value for our stakeholders in the years to come. As we look to the future needs of our customers and the demands on the energy grid and infrastructure, the larger company will provide greater opportunities to execute on the innovative strategies and technologies needed to meet our customers changing demands. More information on CenterPoint can be found at www.centerpointenergy.com.

2. Is there a chance this transaction may not be approved?

Although multiple parties must approve the transaction, including Federal regulatory agencies and Vectren shareholders, we feel confident this acquisition will be approved. However, it is imperative that both Vectren and CenterPoint operate independently until the transaction closes.

3. What sort of processes will occur to bring these two companies together?

Integrating two companies of this size will be a lengthy process but will provide an opportunity to improve upon the performance of each individual business by leveraging on the benefits each company provides and utilizing common resources available to all companies once they come together. And while combining our policies, procedures, and culture may be a challenge, leadership of both companies is committed to our employees, customers and stakeholders and to making this as smooth a transition as possible. In the coming weeks, we will form integration teams, comprised of individuals from both companies to determine the best path for integrated operations once the transaction is finalized. The teams will be co-led by Vectren and CenterPoint staff and will be centered in Evansville. We expect dozens of colleagues to play critical roles in these integration teams. Exact names are not yet known.

4. What sort of updates can I expect on this integration process?

At a minimum, we expect to provide monthly updates on this transaction as the work of the integration teams gets underway. Our goal is to have these updates led by members of Vectren and CenterPoint’s leadership teams, and we will invite employees to dial in and listen to these updates as well as attend in person, as was done with the all-employee announcement.

Through these updates, we will discuss progress on the transaction as well as with the integrations teams. We will also discuss recently added employee FAQs and any other pertinent information. Additionally, we will provide opportunities to hear from and interact with CenterPoint’s leadership team and have an opportunity to learn more about their culture and company. Vectren will also have an intranet page devoted to this topic, and updates will be provided in the Vectren News on a regular basis.

Employee-Related Questions

5. What kind of job security do I have? CenterPoint values the talent, skills and experience of our employees. It’s essential that Vectren colleagues remain with our company to continue to operate our corporate and utility operations – our customers, communities and stakeholders expect us to – both during the period we are working to close the deal as well as after the transaction is closed. Until closing, all current job responsibilities will remain as is, however, as always, some position reductions may occur prior to closing due to normal business operations, including employee performance. Hiring opportunities into other open positions within Vectren will continue to follow normal human resource processes. After the transaction is closed, employees can apply for open positions within CenterPoint.

There are provisions in the agreement that provide certain protections for compensation and benefits for a 24 month period after closing, as well as closing. Given the transaction likely won’t close until early 2019, that is nearly three years of salary security.

Some of the integration teams mentioned in question #3 will likely arrive at the conclusion that some positions are better operated out of Houston, or they may determine roles are not needed in the newly combined company. If the integration team determines a job function would be better suited in a different location or it is to be eliminated; employees would have options to apply for other positions. If no new job opportunity within the company is found or if the employee is offered a position of lesser responsibility or is required to relocate more than 50 miles from their current location, they may elect not to take that position and instead choose termination.

•	The employee will be paid their salary and employer premiums for healthcare, pro-rated for the remaining months of the 24-month period after closing.

•	Additionally, the employee will be provided severance in accordance with Vectren’s severance guidelines, which includes job search assistance resources.

Employees who resign or are terminated for performance will not be eligible for the 24-month guaranteed benefits.

Please note: as always, some position reductions may occur prior to closing due to normal business operations. Should this occur, these reductions would not be governed by our agreement with CenterPoint, and, instead, would be treated under our existing policies.

6. How will my employee benefits be impacted? (401k, healthcare, bonus, vacation, etc.)

During the time period in which the transaction is being finalized, we do not expect any changes to your Vectren benefits. In the fall of 2018, we will conduct open enrollment for benefits for 2019 as we normally do. After closing, the agreement requires CenterPoint to provide employee benefits that are substantially comparable. The integration teams will review all employee benefit programs as part of a comprehensive look at all compensation and benefits programs.

7. I’m eligible for retirement, and I’m considering retiring this year or next year. How can I make an informed decision if I don’t have any information on future retirement benefit plans?

Your timeline for retirement is completely up to you and your family. This strategic partnership with CenterPoint should not impact your choice. Please consult with our Human Resources staff as needed.

8. When will I become a CenterPoint employee?

Until the transaction closes, you will remain a Vectren employee.

9. Will CenterPoint honor the current Union Contracts?

Yes. Terms in the sale agreement provided that CenterPoint will honor the union contracts agreed to by Vectren and its subsidiaries.

Miscellaneous Questions

10. I am working on finalizing a contract with an outside vendor… what should I do?

Strategic Sourcing should be engaged in all contracts prior to execution.

11. How will contracts with Vectren’s and CenterPoint’s large vendors be handled leading up to and after the merger?

Strategic Sourcing should be engaged in all contracts prior to execution.

12. Will Vectren Energy Delivery continue to operate separately? How will that work?

Yes. Vectren Energy Delivery and CenterPoint will continue to operate as separate utilities with separate customers, systems and rates. For example, today Vectren operates four utilities: Vectren Energy Delivery Ohio, Vectren Energy Delivery of Indiana – North, Vectren Energy Delivery of Indiana – South (electric) and Vectren Energy Delivery of Indiana – South (natural gas). Integration of Vectren’s and CenterPoint utilities will not be a topic that is addressed during the transaction finalization period.

13. Why weren’t employees told about this transaction before other stakeholders?

Our company’s philosophy has always been to ensure employees are aware of news before the media reports it. However, in the case of an acquisition agreement, this is simply not possible. Securities and Exchange Commission rules prevent companies from providing any prior information to any individuals or groups of shareholders without giving it to all shareholders at the same time. Because of these rules, the internal message had to be timed to go out simultaneously with the news release. Both companies remain committed to being as transparent as possible throughout this process.

Forward-Looking Statements

The statements in this document contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this document are forward-looking statements made in good faith by us and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this document, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” or other similar words are intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, statements relating to: (1) CenterPoint Energy’s proposed acquisition of Vectren, (2) shareholder and regulatory approvals, (3) the completion of the proposed transactions, (4) benefits of the proposed transactions, (5) integration plans and expected synergies, (6) the expected timing of completion of the transactions, and (7) anticipated future financial measures and operating performance and results, including estimates for growth and other matters affecting future operations.

Risks Related to the Merger

Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to:

(1) the risk that Vectren may be unable to obtain shareholder approval for the proposed transactions, (2) the risk that CenterPoint Energy or Vectren may be unable to obtain governmental and regulatory approvals required for the proposed transactions, or that required governmental and regulatory approvals or agreements with other parties interested therein may delay the proposed transactions or may be subject to or impose adverse conditions or costs, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transactions or could otherwise cause the failure of the proposed transactions to close, (4) the risk that a condition to the closing of the proposed transactions or the committed financing may not be satisfied, (5) the failure to obtain, or to obtain on favorable terms, any equity, debt or other financing necessary to complete or permanently finance the proposed transactions and the costs of such financing, (6) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the proposed transactions, (7) the receipt of an unsolicited offer from another party to acquire assets or capital stock of Vectren that could interfere with the proposed transactions, (8) the timing to consummate the proposed transactions, (9) the costs incurred to consummate the proposed transactions, (10) the possibility that the expected cost savings, synergies or other value creation from the proposed transactions will not be realized, or will not be realized within the expected time period, (11) the risk that the companies may not realize fair values from properties that may be required to be sold in connection with the merger, (12) the credit ratings of the companies following the proposed transactions, (13) disruption from the proposed transactions making it more difficult to maintain relationships with customers, employees, regulators or suppliers, and (14) the diversion of management time and attention on the proposed transactions.

Risks Related to CenterPoint Energy

Important factors related to CenterPoint Energy, its affiliates, and its and their operations that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to:

(1) the performance of Enable Midstream Partners, LP (Enable), the amount of cash distributions CenterPoint Energy receives from Enable, Enable’s ability to redeem the Series A Preferred Units in certain circumstances and the value of CenterPoint Energy’s interest in Enable, and factors that may have a material impact on such performance, cash distributions and value, including factors such as: (A) competitive conditions in the midstream industry, and actions taken by Enable’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable; (B) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly prices of natural gas and natural gas liquids (NGLs), the competitive effects of the available pipeline capacity in the regions served by Enable, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable’s interstate pipelines; (C) the demand for crude oil, natural gas, NGLs and transportation and storage services; (D) environmental and other governmental regulations, including the availability of drilling permits and the regulation of hydraulic fracturing; (E) recording of non-cash goodwill, long-lived asset or other than temporary impairment charges by or related to Enable; (F) changes in tax status; (G) access to debt and equity capital; and (H) the availability and prices of raw materials and services for current and future construction projects; (2) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns; (3) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (4) future economic conditions in regional and national markets and their effect on sales, prices and costs; (5) weather variations and other natural phenomena, including the impact of severe weather events on operations and capital; (6) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s and Enable’s businesses, including, among others, energy deregulation or re-regulation, pipeline integrity and safety and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates charged by our regulated businesses; (7) tax reform and legislation, including the effects of the comprehensive tax reform legislation informally referred to as the TCJA and uncertainties involving state commissions’ and local municipalities’ regulatory requirements and determinations regarding the treatment of excess deferred taxes and CenterPoint Energy’s rates; (8) CenterPoint Energy’s ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms; (9) the timing and extent of changes in commodity prices, particularly natural gas, and the effects of geographic and seasonal commodity price differentials; (10) problems with regulatory approval, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (11) local, state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (12) the impact of unplanned facility outages; (13) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt CenterPoint Energy’s businesses or the businesses of third parties, or other catastrophic events such as fires, earthquakes, explosions, leaks, floods, droughts, hurricanes, pandemic health events or other occurrences; (14) CenterPoint Energy’s ability to invest planned capital and the timely recovery of CenterPoint Energy’s investment in capital; (15) CenterPoint Energy’s ability to control operation and maintenance costs; (16) actions by credit rating agencies; (17) the sufficiency of CenterPoint Energy’s insurance coverage, including availability, cost, coverage and terms; (18) the investment performance of CenterPoint Energy’s pension and postretirement benefit plans; (19) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of CenterPoint Energy’s financing and refinancing efforts, including availability of funds in the debt capital markets; (20) changes in interest rates and their impact on CenterPoint Energy’s costs of borrowing and the valuation of its pension benefit obligation; (21) changes in rates of inflation; (22) inability of various counterparties to meet their obligations to CenterPoint Energy; (23) non-payment for CenterPoint Energy’s services due to financial distress of its customers; (24) the extent and effectiveness of CenterPoint Energy’s risk management and hedging activities, including, but not limited to, its financial and weather hedges; (25) timely and appropriate regulatory actions allowing securitization for any future hurricanes or natural disasters or other recovery of costs, including costs associated with Hurricane Harvey; (26) CenterPoint Energy’s or

Enable’s potential business strategies and strategic initiatives, including restructurings, joint ventures and acquisitions or dispositions of assets or businesses (including a reduction of CenterPoint Energy’s interests in Enable, whether through its decision to sell all or a portion of the Enable common units it owns in the public equity markets or otherwise, subject to certain limitations), which CenterPoint Energy cannot assure will be completed or will have the anticipated benefits to it or Enable; (27) acquisition and merger activities involving CenterPoint Energy or its competitors; (28) CenterPoint Energy’s or Enable’s ability to recruit, effectively transition and retain management and key employees and maintain good labor relations; (29) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc., Reliant Energy and RRI), a wholly-owned subsidiary of NRG Energy, Inc. (NRG), and its subsidiaries, currently the subject of bankruptcy proceedings, to satisfy their obligations to CenterPoint Energy, including indemnity obligations; (30) the outcome of litigation; (31) the ability of retail electric providers (REPs), including REP affiliates of NRG and Vistra Energy Corp., formerly known as TCEH Corp., to satisfy their obligations to CenterPoint Energy and its subsidiaries; (32) changes in technology, particularly with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation; (33) the timing and outcome of any audits, disputes and other proceedings related to taxes; (34) the effective tax rates; and (35) the effect of changes in and application of accounting standards and pronouncements.

Risks Related to Vectren

Important factors related to Vectren, its affiliates, and its and their operations that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to:

(1) factors affecting utility operations such as unfavorable or unusual weather conditions; catastrophic weather-related damage; unusual maintenance or repairs; unanticipated changes to coal and natural gas costs; unanticipated changes to gas transportation and storage costs, or availability due to higher demand, shortages, transportation problems or other developments; environmental or pipeline incidents; transmission or distribution incidents; unanticipated changes to electric energy supply costs, or availability due to demand, shortages, transmission problems or other developments; or electric transmission or gas pipeline system constraints, (2) new or proposed legislation, litigation and government regulation or other actions, such as changes in, rescission of or additions to tax laws or rates, pipeline safety regulation and environmental laws and regulations, including laws governing air emissions, carbon, waste water discharges and the handling and disposal of coal combustion residuals that could impact the continued operation, and/or cost recovery of generation plant costs and related assets; compliance with respect to these regulations could substantially change the operation and nature of Vectren’s utility operations, (3) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber attacks, or other similar occurrences could adversely affect Vectren’s facilities, operations, financial condition, results of operations, and reputation, (4) approval and timely recovery of new capital investments related to the electric generation transition plan, including timely approval to build and own generation, ability to meet capacity requirements, ability to procure resources needed to build new generation at a reasonable cost, ability to appropriately estimate costs of new generation, the effects of construction delays and cost overruns, ability to fully recover the investments made in retiring portions of the current generation fleet, scarcity of resources and labor, and workforce retention, development and training, (5) increased competition in the energy industry, including the effects of industry restructuring, unbundling, and other sources of energy, (6) regulatory factors such as uncertainty surrounding the composition of state regulatory commissions, adverse regulatory changes, unanticipated changes in rate-setting policies or procedures, recovery of investments and costs made under regulation, interpretation of regulatory-related legislation by the Indiana Utility Regulatory Commission and/or Public Utilities Commission of Ohio and appellate courts that review decisions issued by the agencies, and the frequency and timing of rate increases, (7) financial, regulatory or accounting principles or policies imposed by the Financial Accounting Standards Board; the SEC; the Federal Energy Regulatory Commission; state public utility commissions; state entities which regulate electric and natural gas transmission and distribution, natural gas gathering and processing, electric power supply; and similar entities with regulatory oversight, (8) economic conditions including the effects of inflation, commodity prices, and monetary fluctuations, (9) economic conditions, including increased potential for lower levels of economic activity; uncertainty regarding energy prices and the capital and commodity markets; volatile changes in the demand for natural gas, electricity, and other nonutility products and services; economic impacts of changes in business strategy on both gas and electric large customers; lower residential and commercial customer counts; variance from normal population growth and changes in customer mix; higher operating expenses; and reductions in the value of investments, (10) volatile natural gas and coal commodity prices and the potential impact on customer consumption, uncollectible accounts expense, unaccounted for gas and interest expense, (11) volatile oil prices and the potential impact on customer consumption and price of other fuel commodities, (12) direct or indirect effects on Vectren’s business, financial condition, liquidity and results of operations resulting from changes in credit ratings, changes in interest rates, and/or changes in market perceptions of the utility industry and other energy-related industries, (13) the performance of projects undertaken by Vectren’s nonutility businesses and the success of efforts to realize value from, invest in and develop new opportunities, including but not limited to, Vectren Infrastructure Services Company, Vectren Energy Services Company, and remaining ProLiance Holdings, LLC assets, (14) factors affecting Infrastructure Services, including the level of success in bidding contracts; fluctuations in volume and mix of contracted work; mix of projects received under blanket contracts; unanticipated cost increases in completion of the contracted work; funding requirements associated with multiemployer pension and benefit plans; changes in legislation and regulations impacting the industries in which the customers served operate; the effects of weather; failure to properly estimate the cost to construct projects; the ability to attract and retain qualified employees in a fast growing market where skills are critical; cancellation and/or reductions in the scope of projects by customers; credit worthiness of customers; ability to obtain materials and equipment required to perform services; and changing market conditions, including changes in the market prices of oil and natural gas that would affect the demand for infrastructure construction, (15) factors affecting Energy Services, including unanticipated cost increases in completion of the contracted work; changes in legislation and regulations impacting the industries in which the customers served operate; changes in economic influences impacting customers served; failure to properly estimate the cost to construct projects; risks associated with projects owned or operated; failure to appropriately design, construct, or operate projects; the ability to attract and retain qualified employees; cancellation and/or reductions in the scope of projects by customers; changes in the timing of being awarded projects; credit worthiness of customers; lower energy prices negatively impacting the economics of performance contracting business; and changing market conditions, (16) employee or contractor workforce factors including changes in key executives, collective bargaining agreements with union employees, aging workforce issues, work stoppages, or pandemic illness, (17) risks associated with material business transactions such as acquisitions and divestitures, including, without limitation, legal and regulatory delays; the related time and costs of implementing such transactions; integrating operations as part of these transactions; and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions, and (18) costs, fines, penalties and other effects of legal and administrative proceedings, settlements, investigations, claims, including, but not limited to, such matters involving compliance with federal and state laws and interpretations of these laws.

The foregoing list of factors is not all-inclusive because it is not possible to predict all factors, and any and all differences between the risk factors under the headings “Risks Related to CenterPoint Energy” or “Risks Related to Vectren,” except where context dictates otherwise, are not intended to be, and should not be read as, a representation, warranty, statement, affirmation or acknowledgement of any kind by CenterPoint Energy, Vectren or their respective affiliates that any risk factors present under one heading, but absent under the other, are not potential risk factors for CenterPoint Energy or Vectren, or their respective affiliates, as applicable. Furthermore, it may not be possible to assess the impact of any such factor on CenterPoint Energy’s or Vectren’s respective businesses or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Additional risks and uncertainties will be discussed in other materials that CenterPoint Energy and Vectren will file with the SEC in connection with the proposed transactions. Other risk factors are detailed from time to time in CenterPoint Energy’s and Vectren’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, but any specific factors that may be provided should not be construed as exhaustive. Each forward-looking statement speaks only as of the date of the particular statement. While we believe these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. Further, we undertake no obligation to update or revise any of our forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transactions, Vectren expects to file a proxy statement, as well as other materials, with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by Vectren with the SEC at http://www.sec.gov, the SEC’s website, or from Vectren’s website (http://www.vectren.com) under the tab, “Investors” and then under the heading “SEC Filings.” Security holders may also read and copy any reports, statements and other information filed by Vectren with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

CenterPoint Energy, Vectren and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies from Vectren’s shareholders with respect to the proposed transactions. Information regarding the directors and executive officers of CenterPoint Energy is available in its definitive proxy statement for its 2018 annual meeting, filed with the SEC on March 15, 2018, and information regarding the directors and executive officers of Vectren is available in its definitive proxy statement for its 2018 annual meeting, filed with the SEC on March 22, 2018. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials when they are filed with the SEC in connection with the proposed transaction.